Exhibit 99.1

Advanced Photonix, Inc. Reports First Quarter FY2013 Results

ANN ARBOR, Mich.--(BUSINESS WIRE)--August 13, 2012--Advanced Photonix, Inc.® (NYSE Amex: API) (the “Company”) today reported results for the first quarter ended June 29, 2012.

Financial Highlights for the First Quarter Ended June 29, 2012

  Net sales for the quarter were $6.2 million, a decrease of $1.9 million or 23% from the first quarter ended July 1, 2011. Sequentially, revenues were down 4% relative to the fourth quarter of fiscal 2012.
  Gross profit margin for Q1 FY2013 was 36.1% of sales compared to 41.6% for the same quarter of fiscal 2012. Price pressures in our high-speed optical receiver (HSOR) product line prior to cost reduction efforts and lower volumes affected the rate and gross margin dollars.
  Current quarter net loss was $993,000 or $0.03 per diluted share, as compared to a quarterly profit of $18,000, or $0.00 per diluted share for the quarter ended July 1, 2011.
  The Non-GAAP net loss for the first quarter of fiscal 2013 was $689,000 or $0.02 per diluted share, as compared to a Non-GAAP net loss of $96,000, or $.00 per diluted share, for the first quarter last year.
  Adjusted EBITDA (which is defined as GAAP earnings before interest, taxes, depreciation, amortization and stock compensation), was a negative $456,000 for the first quarter of fiscal 2013 as compared to positive adjusted EBITDA of $206,000 for the quarter ended July 1, 2011.

Operating Expenses

The Company’s total operating expenses for the quarter were $3.2 million, down 15% compared to the $3.8 million reported for the first quarter last year. As a percent of revenue, total operating expenses were 51.8% compared to 46.9% for the first quarter last year.

Balance Sheet

The Company finished the quarter with $3.2 million in cash similar to March 31, 2012. The balance of current assets less current liabilities, as of June 29, 2012, was $6.7 million and the Company reported a current ratio of 2.5 to 1.

Richard Kurtz, Chairman and Chief Executive Officer, commented, "We continue to believe that our fiscal 2013 will have a restrained first half. Recent orders in the telecommunications market combined with increasing adoption of our T-Ray® products leads us to reaffirm that revenues in the second half of our fiscal 2013 should be approximately 35% higher than the first half, assuming our supply chain can respond accordingly. We are seeing an increasing number of opportunities for us to grow in existing markets and expand into new markets.”

Conference Call

The Company will hold a conference call to discuss the results for the first quarter ended June 29, 2012 on Monday, August 13, 2012, at 4:30 PM EDT. Participants can dial into the conference call at 888-680-0869 (617-213-4854 for international) using the passcode 55447755. A question and answer period will take place at the end of the discussion.

The call will be webcast live and can be accessed at Advanced Photonix's web site at: http://investor.advancedphotonix.com.

An audio replay of the call will be available shortly thereafter and will remain on-line until August 20, 2012. The replay number is 888.286.8010 (617.801.6888 for international) and the passcode is 25632878.

Forward-looking Statements:

The information contained herein includes forward looking statements that are based on assumptions that management believes to be reasonable but are subject to inherent uncertainties and risks including, but not limited to, unforeseen technological obstacles which may prevent or slow the development and/or manufacture of new products; potential problems with the integration of the acquired company and its technology and possible inability to achieve expected synergies; obstacles to successfully combining product offerings and lack of customer acceptance of such offerings; limited (or slower than anticipated) customer acceptance of new products which have been and are being developed by the Company; and a decline in the general demand for optoelectronic products. API-G

CONDENSED CONSOLIDATED BALANCE SHEET

ASSETS	June 29, 2012 (unaudited)	March 31, 2012
Current assets
Cash and cash equivalents	$3,172,000	$3,249,000
Receivables, net	4,343,000	4,539,000
Inventories	3,327,000	3,594,000
Prepaid expenses and other current assets	283,000	261,000
Total current assets	11,125,000	11,643,000
Equipment and leasehold improvements, at cost	13,123,000	13,028,000
Accumulated depreciation	(9,927,000)	(9,727,000)
Equipment and leasehold improvements, net	3,196,000	3,301,000
Goodwill	4,579,000	4,579,000
Intangibles and patents, net	4,256,000	4,538,000
Other assets	371,000	322,000
Total assets	$23,527,000	$24,383,000

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$1,996,000	$1,878,000
Accrued compensation	787,000	866,000
Current portion of long-term debt – bank term loan	333,000	333,000
Current portion of long-term debt – bank line of credit	800,000	500,000
Current portion of long-term debt – MEDC/MSF	538,000	532,000
Total current liabilities	4,454,000	4,109,000
Long-term debt, less current portion – MEDC/MSF	793,000	929,000
Long-term debt, less current portion – bank term loan	583,000	667,000
Warrant liability	9,000	26,000
Total liabilities	5,839,000	5,731,000

Shareholders' equity
Class A common stock, $.001 par value, 100,000,000 shares authorized; June 29, 2012 – 31,161,147 shares issued and outstanding; March 31, 2012 – 31,159,431 shares issued and outstanding	31,000	31,000
Additional paid-in capital	58,475,000	58,446,000
Accumulated deficit	(40,818,000)	(39,825,000)
Total shareholders' equity	17,688,000	18,652,000
Total liabilities and shareholders' equity	$23,527,000	$24,383,000

CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	Three months ended
	June 29, 2012	July 1, 2011
Net sales	$6,216,000	$8,120,000
Cost of sales	3,972,000	4,742,000
Gross margin	2,244,000	3,378,000

Other operating expenses
Research and development	1,371,000	1,692,000
General and administrative	1,053,000	1,159,000
Amortization	292,000	342,000
Sales & marketing	505,000	615,000
Total operating expenses	3,221,000	3,808,000

Net operating loss	(977,000)	(430,000)

Other income and (expense)
Net interest expense	(33,000)	(44,000)
Change in fair value of warrant liability	17,000	492,000
Other income and (expense)	(16,000)	448,000

(Loss) or income before income taxes	(993,000)	18,000

Benefit for income taxes	-	-

Net (loss) or income	$(993,000)	$18,000

Basic earnings per share	$(0.03)	$0.00
Diluted earnings per share	$(0.03)	$0.00

Weighted number of shares outstanding – Basic	31,161,000	30,687,000
Weighted number of shares outstanding – Diluted	31,161,000	31,759,000

Non-GAAP Financial Measures

The Company provides Non-GAAP Net Income, EBITDA and adjusted EBITDA as supplemental financial information regarding the Company's operational performance. These Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Non-GAAP Net Income, EBITDA and adjusted EBITDA should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from similar measures used by other companies. Reconciliation of Non-GAAP Net Income, EBITDA and adjusted EBITDA to GAAP net income and loss are set forth in the financial schedule section below.

RECONCILIATION OF NON-GAAP INCOME (LOSS) TO GAAP INCOME (LOSS)

	Three months ended
	June 29, 2012	July 1, 2011
Net income (loss)	$(993,000)	$18,000
Add back:
Change in warrant fair value	(17,000)	(492,000)
Amortization - intangibles/patents	292,000	342,000
Stock option compensation expense	29,000	36,000
Subtotal – add backs	304,000	(114,000)
Non-GAAP (loss)	$(689,000)	$(96,000)

Basic and diluted loss per share	$(0.02)	$(0.00)
Weighted number of shares outstanding	31,161,000	31,759,000

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO GAAP INCOME (LOSS)

	Three months ended
	March 31, 2012	March 31, 2011
Net income (loss)	$(993,000)	$18,000
Add Back:
Net interest expense (income)	33,000	44,000
Warrant (fair value) adjustment	(17,000)	(492,000)
Depreciation expense	200,000	258,000
Amortization	292,000	342,000
Subtotal – add backs	508,000	152,000
EBITDA	$(485,000)	$170,000
Stock compensation	29,000	36,000
Adjusted EBITDA	$(456,000)	$206,000

About Advanced Photonix, Inc.

Advanced Photonix, Inc. ® (NYSE Amex: API) is a leading supplier with a broad offering of optoelectronic products to a global customer base. We provide optoelectronic solutions, high-speed optical receivers and terahertz instrumentation for telecom, homeland security, military, medical and industrial markets. With our patented technology and state-of-the-art manufacturing we offer industry leading performance, exceptional quality, and high value added products to our OEM customer base. For more information visit us on the web at www.advancedphotonix.com.

CONTACT:
Advanced Photonix, Inc.
Richard Kurtz, (734) 864-5600
Advanced Photonix IR (734) 864-5688